    As filed with the Securities and Exchange Commission on December 3, 1996
                                                Registration No. 333- __________
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                      ----------------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                   Under the
                             Securities Act of 1933

                               CORVEL CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)


            DELAWARE                                   33-0282651
   (State or Other Jurisdiction of                  (I.R.S. Employer
    Incorporation or Organization)                 Identification No.)

                                1920 MAIN STREET
                                   SUITE 1090
                           IRVINE, CALIFORNIA  92714
                                 (714) 851-1473
         (Address, Including Zip Code, and Telephone Number, Including
            Area Code, of Registrant's Principal Executive Offices)

                               V. GORDON CLEMONS
                     CHIEF EXECUTIVE OFFICER AND PRESIDENT
                               CORVEL CORPORATION
                                1920 MAIN STREET
                                   SUITE 1090
                           IRVINE, CALIFORNIA  92714
                                 (714) 851-1473
            (Name, Address, Including Zip Code, and Telephone Number
                   Including Area Code, of Agent for Service)

                      ----------------------------------

                                   Copies to:
                             GREG T. WILLIAMS, ESQ.
                             DANIEL E. ROSTON, ESQ.
                        BROBECK, PHLEGER & HARRISON LLP
                        4675 MACARTHUR COURT, SUITE 1000
                        NEWPORT BEACH, CALIFORNIA 92660
                                 (714) 752-7535

                      ----------------------------------

       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

       If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

       If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------------
  Title of Each Class of     Amount to be Registered       Proposed Maximum         Proposed Maximum           Amount of
     Securities to be                                          Offering                 Aggregate             Registration
        Registered                                        Price Per Share(1)         Offering Price               Fee
----------------------------------------------------------------------------------------------------------------------------
  Common Stock, par value        200,000 shares                 $25.50                 $5,100,000                $1,545
     $.0001 per share
----------------------------------------------------------------------------------------------------------------------------

(1) The price of $25.50 per share, which was the average of the high and low prices of the Common Stock on the Nasdaq National Market on November 29, 1996, is set solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

                                 200,000 SHARES

                               CORVEL CORPORATION

                                  COMMON STOCK
                          ($.0001 PAR VALUE PER SHARE)

                        _______________________________


         This Prospectus relates to the public offering, which is not being underwritten, of 200,000 shares of Common Stock, $.0001 par value per share, of CorVel Corporation ("CorVel" or the "Company"). All 200,000 shares (the "Shares") may be offered from time to time by ENStar Inc., a stockholder of the Company (the "Selling Stockholder" or "ENStar"), for its own account. The Selling Stockholder is a wholly-owned subsidiary of North Star Universal, Inc. ("North Star").

         The Shares may be offered by the Selling Stockholder from time to time in a transaction or series of transactions in the over-the- counter market, in a negotiated transaction or transactions, or in a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The Selling Stockholder or its pledgees, donees, transferees or other successors in interest may effect such transaction or transactions by selling the Shares to or through broker-dealers and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholder and/or the purchaser or purchasers of the Shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). See "Sale of the Shares."

         The Company will not receive any of the proceeds from the sale of the Shares. The Selling Stockholder has agreed to bear all costs and expenses in connection with the registration of the Shares.

         The Company's Common Stock is quoted on the Nasdaq National Market under the symbol "CRVL." On November 29, 1996 the average of the high and low price for the Common Stock was $25.50 per share.

                        _______________________________


               THE COMMON STOCK OFFERED HEREBY HAS A HIGH DEGREE
               OF RISK.  SEE "RISK FACTORS" BEGINNING ON PAGE 3.

                        _______________________________

         The Selling Stockholder and any broker-dealers or agents that participate with the Selling Stockholder in the distribution of the Shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, as amended (the "Securities Act"), and any commissions received by them and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. See "Sale of the Shares" herein for a description of indemnification arrangements.

                        _______________________________


  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COM-
        MISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                        _______________________________


               THE DATE OF THIS PROSPECTUS IS DECEMBER ___, 1996

                 NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING MADE HEREBY, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, THE SELLING STOCKHOLDER, NORTH STAR OR BY ANY OTHER PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE SECURITIES COVERED BY THIS PROSPECTUS, NOR DOES IT CONSTITUTE AN OFFER TO OR SOLICITATION OF ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION MAY NOT LAWFULLY BE MADE.


                                  THE COMPANY

                 CorVel is a nationwide provider of medical cost containment and managed care services designed to control the medical costs of workers' compensation. The Company's services include automated medical fee auditing, early intervention, utilization review, medical case management, vocational rehabilitation services, and independent medical examinations. Such services are provided to insurance companies, third party administrators, and self-administered employers to assist them in managing the medical costs and monitoring the quality of care associated with workers' compensation claims.

                 Workers' compensation regulations vary by state and the industry is highly fragmented. The Company's specialization in workers' compensation, breadth of services, information management systems and ability to offer local services on a nationwide basis enhance its ability to compete in the workers' compensation market. The Company believes that payors and employers impacted by the medical costs of workers' compensation continue to require services and programs to manage such costs. The Company's business strategy is to continue to expand its range of services, branch office network, and information management capabilities to respond to this need on both a local and national level.

                 The principal executive offices of CorVel are located at 1920 Main Street, Suite 1090, Irvine, California 92714. CorVel's telephone number is (714) 851-1473.


           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

                 THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE SECURITIES ACT OF 1933, AS AMENDED, AND THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, INCLUDING, WITHOUT LIMITATION, THE COMPANY'S FUTURE EXPANSION PLANS; FUTURE DEMAND FOR THE COMPANY'S SERVICES; THE DEVELOPMENT OF NEW SERVICES BY THE COMPANY; LEGISLATIVE CHANGES; POTENTIAL ACQUISITIONS AND OTHER STRATEGIC TRANSACTIONS AND OTHER STATEMENTS CONTAINED HEREIN REGARDING MATTERS THAT ARE NOT HISTORICAL FACTS. THESE FORWARD-LOOKING STATEMENTS INVOLVE RISKS AND UNCERTAINTIES AND THE COMPANY'S ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THE RESULTS DISCUSSED IN OR IMPLIED BY SUCH STATEMENTS. FACTORS THAT MIGHT CAUSE SUCH A DIFFERENCE INCLUDE, BUT ARE NOT LIMITED TO, THOSE DISCUSSED IN "RISK FACTORS." MOREOVER, PAST FINANCIAL PERFORMANCE IS NOT NECESSARILY A RELIABLE INDICATOR OF FUTURE PERFORMANCE AND INVESTORS IN THE SECURITIES OFFERED HEREBY SHOULD NOT USE HISTORICAL PERFORMANCE TO ANTICIPATE FUTURE OPERATING RESULTS OR FUTURE PERIOD TRENDS.

                                  RISK FACTORS

                 In addition to the other information in this Prospectus, the following factors should be considered carefully in evaluating an investment in the Shares offered by this Prospectus.

                 Potential Adverse Impact of Government Regulation. Many states, including a number of those in which the Company transacts business, have licensing and other regulatory requirements applicable to the Company's business. Approximately half of the states have enacted laws that require licensing of businesses which provide medical review services, such as the Company. Some of these laws apply to medical review of care covered by workers' compensation. These laws typically establish minimum standards for qualifications of personnel, confidentiality, internal quality control, and dispute resolution procedures. These regulatory programs may result in increased costs of operation for the Company, which may have an adverse impact upon the Company's ability to compete with other available alternatives for health care cost control. In addition, new laws regulating the operation of managed care provider networks have been adopted by a number of states. These laws may apply to managed care provider networks having contracts with the Company or to provider networks which the Company may organize. To the extent the Company is governed by these regulations, it may be subject to additional licensing requirements, financial oversight and procedural standards for beneficiaries and providers. Regulation in the health care and workers' compensation fields is constantly evolving. The Company is unable to predict what additional government regulations, if any, affecting its business may be promulgated in the future. The Company's business may be adversely affected by failure to comply with existing laws and regulations, failure to obtain necessary licenses and government approvals or failure to adapt to new or modified regulatory requirements. Proposals for health care legislative reforms are regularly considered at the federal and state levels. To the extent that such proposals affect workers' compensation, such proposals may adversely affect the Company's business and results of operations. In addition, changes in workers' compensation laws or regulations may impact demand for the Company's services, require the Company to develop new or modified services to meet the demands of the marketplace or modify the fees that the Company may charge for its services. One of the proposals which has been considered is 24-hour health coverage, in which the coverage of traditional employer-sponsored health plans is combined with workers' compensation coverage to provide a single insurance plan for work-related and non-work-related health problems. Incorporating workers' compensation coverage into conventional health plans may adversely affect the market for the Company's services.

                 Possible Litigation and Legal Liability. The Company, through its utilization management services, makes recommendations concerning the appropriateness of providers' medical treatment plans of patients throughout the country, and it could share in potential liabilities for adverse medical consequences. The Company does not grant or deny claims for payment of benefits and the Company does not believe that it engages in the practice of medicine or the delivery of medical services. There can be no assurance, however, that the Company will not be subject to claims or litigation related to the grant or denial of claims for payment of benefits or allegations that the Company engages in the practice of medicine or the delivery of medical services. In addition, there can be no assurance that the Company will not be subject to other litigation that may adversely affect the Company's business or results of operations. The Company maintains professional liability insurance and such other coverages as the Company believes are reasonable in light of the Company's experience to date. There can be no assurance, however, that such insurance will be sufficient or available in the future at reasonable cost to protect the Company from liability which might adversely affect the Company's business or results of operations.

                 Competition. The Company faces competition from large insurers, health maintenance organizations ("HMOs"), preferred provider organizations ("PPOs"), third party administrators and other managed health care companies. The Company believes that, as managed care techniques continue to gain acceptance in the workers' compensation marketplace, CorVel's competitors will increasingly consist of nationally focused workers' compensation managed care service companies, insurance companies, HMOs and other significant providers of managed care products. Legislative reforms in some states permit employers to designate health plans such as HMOs and PPOs to cover workers' compensation claimants. Because many health plans have the ability to manage medical costs for workers' compensation claimants, such legislation may intensify competition in the market served by the Company. Many of the Company's current and potential competitors are significantly larger and have greater financial and marketing resources than those of the Company, and there can be no assurance that the Company will continue to maintain its existing performance or be successful with any new products or in any new geographical markets it may enter.

                 Changes in Market Dynamics. Legislative reforms in some states permit employers to designate health plans such as HMOs and PPOs to cover workers' compensation claimants. Because many health plans have the capacity to manage health care for workers' compensation claimants, such legislation may intensify competition in the market served by the Company. Within the past few years, several states have experienced decreases in the number of workers' compensation claims and the average cost per claim which have been reflected in workers' compensation insurance premium rate reductions in those states. The Company believes that declines in workers' compensation costs in these states are due principally to intensified efforts by payors to manage and control claim costs, to improved risk management by employers and to legislative reforms. If declines in workers' compensation costs occur in many states and persist over the long-term, they may have an adverse impact on the Company's business and results of operations.

                 Dependence Upon Key Personnel. The Company is dependent to a substantial extent upon the continuing efforts and abilities of certain key management personnel including its Chief Executive Officer, V. Gordon Clemons. In addition, the Company faces competition for experienced employees with professional expertise in the workers' compensation managed care area. The loss of, or the inability to attract, qualified employees could have a material adverse effect on the Company's business and results of operations.

                 Risks Related to Growth Strategy. The Company's strategy is to continue its internal growth and, as strategic opportunities arise in the workers' compensation managed care industry, to consider, and, if appropriate, make acquisitions of, or enter into strategic relationships with, other companies. As a result, the Company is subject to certain growth-related risks, including the risk that it will be unable to retain personnel or acquire other resources necessary to service such growth adequately. Expenses arising from the Company's efforts to increase its market penetration have had and may in the future have a negative impact on operating results. In addition, there can be no assurance that any suitable opportunities for strategic acquisitions or relationships will arise or, if they do arise, that the transactions contemplated thereby will be completed. If such a transaction does occur, there can no assurance that the Company will be able to integrate effectively any acquired business into the Company. In addition, any such transaction would be subject to various risks associated with the acquisition of businesses, including the financial impact of expenses associated with the integration of businesses, unknown liabilities related to the acquired business and the diversion of management resources to the integration of such businesses. There can be no assurance that any future acquisition or other strategic relationship will not have an adverse impact on the Company's business or results of operations. If suitable opportunities arise, the Company anticipates that it would finance such transactions, as well as its internal growth, through working capital or, in certain instances, through debt or equity financing. There can be no assurance, however, that such debt or equity financing would be available to the Company on acceptable terms when, and if, suitable strategic opportunities arise. The Company expects that a considerable amount of its future growth will depend on its ability to process and manage claims data more efficiently and to provide more meaningful healthcare information to customers and payors of healthcare. There can be no assurance that the Company will be able to develop, license or otherwise acquire software to address these market demands as well as or as timely as its competitors.

                 Risks Related to Vertical Market Expansion. During the past fiscal year, the Company has made efforts to increase its presence and revenue in the group health market with moderate success. Managed care in this market is more mature than managed care in the workers' compensation market and, as a result, the Company competes with numerous large, well established companies in this field including many large HMOs. The Company has limited experience in the group health market. Accordingly, there can be no assurance that the Company will be successful in this market.

                 Possible Volatility of Stock Price. The market price of the Company's Common Stock following this offering may be highly volatile. Factors such as variations in the Company's revenues, earnings and cash flow, general market trends in the workers' compensation managed care market, announcements of acquisitions and innovations by the Company or its competitors, the impact of current or proposed governmental regulations related to the Company's business, competitive pressures, the loss of key customers, and declines in revenues and operating margins could cause the market price of the Common Stock to fluctuate substantially. The Company's quarter to quarter percentage growth in operating results in a number of the most recent fiscal quarters was lower than the quarter to quarter growth rates historically experienced by the Company. The Company's slower growth rates in those quarters was partially attributable to the decline in revenues from a key customer and a reduction in the growth rate of health care expenditures nationally, contributing to a reduction in claims processed by the Company. There can be no assurance that the Company will not experience further declines in revenues from existing customers or that the growth rate of health care expenditures will not continue to decline and, as a result, there can be no assurance that the Company's growth rate in the future, if any, will be at or near historical levels. In addition, there can be no assurance that the Company will not experience declines in operating margins and operating income due to price concessions offered to new and existing customers. Finally, the stock market has in the past experienced price and volume fluctuations that have particularly affected companies in the health care and managed care markets resulting in changes in the market price of the stock of many companies which may not have been directly related to the operating performance of those companies. Such broad market fluctuations may adversely affect the market price of the Company's Common Stock following this offering.

                              SELLING STOCKHOLDER

                 The following table sets forth the number of shares of Common Stock beneficially owned by the Selling Stockholder as of November 11, 1996. Except as indicated, neither the Selling Stockholder nor its parent company, North Star, has had a material relationship with the Company within the past three years other than as a result of the ownership of securities of the Company. Because the Selling Stockholder may offer some, all or none of the Shares pursuant to the offering contemplated by this Prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the Shares, no estimate can be given as to the amount of shares of Common Stock of the Company that will be held by the Selling Stockholder after completion of this offering. See "Sale of the Shares." The Shares offered by this Prospectus may be offered from time to time by the Selling Stockholder named below:

                                                                                        Number of Shares
                                    Number of Shares       Percent of Outstanding      Registered for Sale
 Name of Selling Stockholder       Beneficially Owned            Shares                     Hereby(1)
 ---------------------------       ------------------      -----------------------     -------------------
ENStar Inc.                             1,237,796(2)                26.5%                    200,000

--------------

      (1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable in connection with the Shares registered for sale hereby by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Company's outstanding shares of Common Stock.

      (2) Includes 1,225,000 shares owned by ENStar, 10,546 shares owned directly by Mr. Jeffrey Michael, a director of ENStar, North Star (which owns all of the issued and outstanding shares of capital stock of ENStar) and the Company, and 2,250 shares subject to options held by Mr. Michael that are exercisable within 60 days of November 11, 1996. Excludes 3,750 shares subject to options held by Mr. Michael that are exercisable after January 10, 1997. Also excludes (i) 6,000 shares owned directly by Mr. Peter Flynn, a director of North Star and the Company and Executive Vice President of ENStar, (ii) 300 shares owned indirectly by Mr. Flynn as custodian for his minor children, (iii) 2,250 shares subject to options held by Mr. Flynn that are exercisable within 60 days of November 11, 1996, and (iv) 3,750 options held by Mr. Flynn that are exercisable after January 10, 1997. Mr. Michael is the President and Chief Executive Officer and a stockholder of North Star. Mr. Michael is also the President and Chief Executive Officer of ENStar. In addition, Mr. Michael is the managing general partner of the 3J2R Limited Partnership, a stockholder of North Star. Based on the foregoing, Mr. Michael may be deemed to share beneficial ownership of the shares of the

            Company's Common Stock held by ENStar. Mr. Michael disclaims such beneficial ownership except to the extent of any indirect pecuniary interest therein. North Star's common stock is traded on the Nasdaq National Market under the symbol "NSRU." North Star files periodic reports, proxy statements and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, relating to its business, financial condition and other matters.

                                USE OF PROCEEDS

                 The Company will not receive any of the proceeds from the sale of Shares by the Selling Stockholders.

                               SALE OF THE SHARES

                 The Shares offered hereby may be sold by the Selling Stockholder or its pledgees, donees, transferees or other successors in interest from time to time in a transaction or series of transactions in the over-the-counter market, in negotiated transactions, or in a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The Selling Stockholder or its pledgees, donees, transferees or other successors in interest may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholder and/or the purchasers of the Shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

                 In order to comply with the securities laws of certain states, if applicable, the Shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

                 The Selling Stockholder and any broker-dealers or agents that participate with the Selling Stockholder in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received by them and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

                 Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), any person engaged in the distribution of the Shares may not simultaneously engage in market making activities with respect to the Common Stock of the Company for a period of two business days prior to the commencement of such distribution. In addition and without limiting the foregoing, the Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Rules 10b-6 and 10b-7, which provisions may limit the timing of purchases and sales of shares of the Company's Common Stock by the Selling Stockholder.

                 The Company and the Selling Stockholder have entered into a Registration Agreement as of November 25, 1996 (the "Registration Agreement") pursuant to which the Company has agreed, among other things, to register the Shares under the Securities Act for an effective period of 60 days. In addition, under the terms of the Registration Agreement, each of the Company and the Selling Stockholder has agreed to indemnify and hold the other harmless against certain liabilities under the Securities Act that could arise in connection with the sale by the Selling Stockholder of the Shares.

                          DESCRIPTION OF CAPITAL STOCK

                 The Company has 21,000,000 shares of authorized capital stock of which 20,000,000 shares have been designated as Common Stock, $.0001 par value, and 1,000,000 shares of which have been designated as Preferred Stock, $.0001 par value. The only capital stock of the Company currently outstanding are shares of Common Stock. Holders of shares of Common Stock are entitled to one vote per share on all matters to be voted on by stockholders. Holders of Common Stock are entitled to receive ratably such dividends as may be declared by the Board of Directors in its discretion from funds legally available therefor. In the event of a liquidation, dissolution or winding up of the Company, holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities. Holders of Common Stock have no preemptive rights and have no conversion or other subscription rights. There are no redemption or sinking fund provisions applicable to the Common Stock. The outstanding shares of Common Stock are, and the Common Stock to be outstanding upon completion of the offering will be, fully paid and nonassessable.

                 At November 11, 1996, the Company had approximately 406 holders of record of its Common Stock and 4,669,509 shares of Common Stock outstanding.

                                 LEGAL MATTERS

                 The validity of the securities offered hereby will be passed upon for the Company by Brobeck, Phleger & Harrison LLP, Newport Beach, California.

                                    EXPERTS

                 The consolidated financial statements and financial statement schedule of CorVel Corporation appearing in CorVel Corporation's Annual Report (Form 10-K) for the year ended March 31, 1996 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report included therein and incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                             AVAILABLE INFORMATION

                 CorVel is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports, proxy statements, information statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at 75 Park Place, New York, New York 10007 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained by mail from the Public Reference Branch of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Common Stock of the Company is quoted on the Nasdaq National Market, and reports and other information concerning the Company may also be inspected at the offices of National Association of Securities Dealers, Inc., 1735 K Street, N.W. Washington, D.C. 20006.

                 The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically such as the Company.

                 The Company has filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act with respect to the Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information regarding the Company and the Common Stock offered hereby, reference is hereby made to the Registration Statement and to the exhibits and schedules filed therewith. The Registration Statement, including the exhibits and schedules thereto, may be inspected at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and copies of all or any part thereof may be obtained from such office upon payment of the prescribed fees.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

                 The following documents of the Company, filed with the Commission (File No. 0-19291) pursuant to the Exchange Act, are incorporated herein by reference:

                 1. The Company's Annual Report on Form 10-K filed as of June 26, 1996 for the fiscal year ended March 31, 1996;

                 2.       The Company's Proxy Statement filed as of July 1,
                          1996; and

                 3. The Company's Quarterly Reports on Form 10-Q filed as of August 14, 1996 and November 12, 1996 for the quarters ended June 30, 1996 and September 30, 1996, respectively.

                 All reports and other documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents. Any statement contained herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                 The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the request of any such person, a copy of any or all of the documents which are incorporated herein by reference (other than exhibits to such information, unless such exhibits are specifically incorporated by reference into the information this Prospectus incorporates). Requests should be directed to CorVel Corporation, 1920 Main Street, Suite 1090, Irvine, California 92714, Attention Richard J. Schweppe, Chief Financial Officer, telephone (714) 851-1473.

                 CorVel(R) is a registered service mark of the Company.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

                 The following table sets forth an itemized statement of all estimated expenses in connection with the sale of the securities being registered:

Securities and Exchange Commission registration fee  . . . . . . . . . . . . .         $1,545
Legal fees and expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . .          7,500
Accounting fees and expenses . . . . . . . . . . . . . . . . . . . . . . . . .          3,600
Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            500
                                                                                     --------
        Total  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $13,145

                 All costs and expenses related to the sale of the securities being registered will be paid by the Selling Stockholder.


ITEM 15.   INDEMNIFICATION OF OFFICERS AND DIRECTORS.

                 Section 145 of the Delaware General Corporation Law (the "GCL") authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to its directors, officers, employees and agents in terms sufficiently broad to permit indemnification (including reimbursement of expenses incurred) under certain circumstances for liabilities arising under the Securities Act.

                 The Company's Restated Articles of Incorporation, as amended, and Amended By-laws provide for indemnification of its directors and officers to the maximum extent permitted by Section 145 of the GCL, as that Section may be amended and supplemented from time to time. In addition, the Company's Amended By-laws provide for indemnification pursuant to Section 145 of the GCL for its employees and other agents.

                 The Company has entered into Indemnification Agreements with its directors and certain officers. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the provisions of the foregoing agreements, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.


ITEM 16.   EXHIBITS.

5.1      Opinion of Brobeck, Phleger & Harrison LLP.

10.1 Form S-3 Registration Agreement between and among CorVel Corporation, North Star Universal, Inc. and ENStar Inc. entered into as of November 25, 1996.

23.1     Consent of Ernst & Young LLP.

23.2 Consent of Brobeck, Phleger & Harrison LLP (included in the Opinion of Counsel filed as Exhibit 5.1 hereto).

24.1     Power of Attorney (included on page II-3 of this Registration
         Statement).

ITEM 17.   UNDERTAKINGS.

                 The undersigned Company hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act if not contained in a report filed under the Exchange Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement if not contained in a report filed under the Exchange Act; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; and the information required to be included in a post-effective amendment by (i) and (ii) is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15 of the Exchange Act that are incorporated by reference in the Registration Statement.

                 (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                 The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company, pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                 Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Irvine, California on this 27th day of November 1996.

                                             CORVEL CORPORATION


                                             By   /s/ Richard J. Schweppe
                                                --------------------------------
                                                Richard J. Schweppe
                                                Chief Financial Officer


         We, the undersigned officers and directors of CorVel Corporation, do hereby constitute and appoint Richard J. Schweppe our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby, ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                 Signature                                        Title                          Date
                 ---------                                        -----                          ----
/s/ V. Gordon Clemons                                  Chief Executive Officer,             November 27, 1996
---------------------------------------------------    President and Director
V. Gordon Clemons                                      (Principal Executive Officer)



/s/ Richard J. Schweppe                                Chief Financial Officer              November 27, 1996
---------------------------------------------------    (Principal Financial Officer)
Richard J. Schweppe


/s/ Thomas R. Brown                                    Director                             November 27, 1996
---------------------------------------------------
Thomas R. Brown


/s/ Peter E. Flynn                                     Director                             November 27, 1996
---------------------------------------------------
Peter E. Flynn


/s/ Steven J. Hamerslag                                Director                             November 27, 1996
---------------------------------------------------
Steven J. Hamerslag


/s/ Jeffrey J. Michael                                 Director                             November 27, 1996
---------------------------------------------------
Jeffrey J. Michael

                               CORVEL CORPORATION

                               INDEX TO EXHIBITS

                                                                                                         Sequentially
                                                                                                           Numbered
Exhibit          Description                                                                                 Page
-------          -----------                                                                             ------------
5.1              Opinion of Brobeck, Phleger & Harrison LLP . . . . . . . . . . . . . . . . . .

10.1             Form S-3 Registration Agreement between and among CorVel Corporation,
                 North Star Universal, Inc. and ENStar Inc. entered into
                 as of November 25, 1996  . . . . . . . . . . . . . . . . . . . . . . . . . . .

23.1             Consent of Ernst & Young LLP . . . . . . . . . . . . . . . . . . . . . . . . .

23.2             Consent of Brobeck, Phleger & Harrison LLP (Included in the Opinion
                 of Counsel filed as Exhibit 5.1 hereto)  . . . . . . . . . . . . . . . . . . .

24.1             Power of Attorney (Included on page II-3
                 of this Registration Statement)  . . . . . . . . . . . . . . . . . . . . . . .